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                                                                     Exhibit 3.1



                    SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        LONG DISTANCE INTERNATIONAL INC.

            The undersigned, being an individual, hereby certifies that the following have been adopted as the amended and Second Restated Articles of Incorporation of Long Distance International Inc. (formerly Telecard International, Inc.), pursuant to the provisions of the Florida Business Corporation Act.

                                    Article I

            The corporate name of the corporation (hereinafter called the "corporation") is LONG DISTANCE INTERNATIONAL INC.

                                   Article II

            The purposes for which the corporation is organized are to engage in any lawful business for which corporations may be organized under the Florida Business Corporation Act and to have all of the general powers granted to corporations organized under such Act, whether granted by specified statutory authority or by construction of law.

                                   Article III

            The corporation is authorized to issue two classes of shares designated "Common Stock" and "Series A Preferred Stock," respectively, each with a par value of $0.001. The number of shares of Common Stock authorized to be issued is 40,000,000, and the number of shares of Series A Preferred Stock authorized to be issued is 2,600,000. The rights, preferences, privileges and restrictions granted to and imposed upon the two classes of shares are set forth below in this Article III.

            Section 1. Definitions. For purposes of this Article III the following definitions shall apply:

            "Average Trading Price" shall have the meaning set forth therefor in
Section 2(a).

            "Board" shall mean the Board of Directors of the Company.

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            "Commitment Date" shall mean the date immediately prior to the date of original issuance of the Series A Preferred Stock.

            "Company" shall mean this corporation.

            "Common Stock" shall mean the Common Stock of the Company.

            "Common Stock's Fair Market Value" shall mean, if the Common Stock is traded on the NASDAQ National Market or a national securities exchange, the average last sale price in such market over the ten (10) trading days on which the Common Stock was traded immediately preceding the date of determination, or if not so traded, the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting incentive stock options or issuing shares to employees of the Company or any Subsidiary and determined as of the most recent date that such determination has been made within one year of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date.

            "Junior Stock" shall mean the Common Stock and all other shares of the Company, whether presently outstanding or hereafter issued, other than Series A Preferred Stock.

            "Majority of the Series A Preferred Stock" shall mean more than 50% of the outstanding Series A Preferred Stock.

            "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company at the public offering price equals or exceeds $7,500,000, the public offering price per share of which equals or exceeds $2.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased.

            "Securities Act" shall mean the Securities Act of 1933, as amended.


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            "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Company.

            "Shareholders Agreements" shall have the meaning set forth therefor in Section 2(b).

            "Specified Event" shall have the meaning set forth therefor in
Section 2(a).

            "Subsidiary" shall mean any corporation a majority of the Voting Stock of which is, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

            "Valuation Objective" shall have the meaning set forth therefor in
Section 2(a).

            "Voting Stock" shall mean any shares having general voting power in electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason of the happening of any contingency). The Common Stock and Series A Preferred Stock are Voting Stock.

            Section 2. Dividends.

            (a) Right to Dividends. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative cash dividends at the annual rate of three cents ($0.03) per share. Except as provided below, dividends on the Series A Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. Dividends shall be payable, when and as declared by the Board, at any time or date chosen by the Board; provided, however, except as provided below, all accrued and unpaid dividends as of December 31, 1998 shall be paid on such date, and thereafter, all accrued and unpaid dividends shall be paid on each December 31 (or, if such day is not a Business Day, on the next following Business Day) of each year, whether or not declared by the Board; provided further however that except as provided below, all accrued dividends, the payment of which has not otherwise been required pursuant to this sentence, shall become payable immediately in the event of the occurrence of a Specified Event (as hereinafter defined) and shall thereafter be paid on each December 31 (or if such day is not a Business Day, on the next following Business Day) of each year, whether or not declared by the Board. For the purposes hereof, a "Specified Event" shall include the closing of an offering and sale of Common Stock or other


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equity securities for the account of the Company in which the aggregate gross proceeds received by the Company at the offering price exceeds $5,000,000, or, if the offering is an underwritten public offering pursuant to an effective registration statement under the Securities Act, in which the aggregate gross proceeds received by the Company at the offering price exceeds $7,500,000. Notwithstanding any provision herein to the contrary, dividends shall cease to accrue, and the payment of any and all previously accrued and unpaid dividends shall be waived, if the Common Stock achieves its "Valuation Objective", which shall mean at any time the Average Trading Price (as hereinafter defined) equals or exceeds $2.00 per share, as adjusted for stock splits, stock dividends, combinations of shares and the like following the date hereof; provided, however, that the Valuation Objective shall only be deemed to be achieved if the Average Trading Price specified in this sentence is achieved for a period of time which the Common Stock was traded, throughout the relevant period of time, on the NASDAQ National Market, a national securities exchange registered under the Securities Exchange Act of 1934 or the NASDAQ SmallCap Market. For the purposes hereof, the "Average Trading Price" shall mean, (x) if the Common Stock is traded on a national securities exchange or the NASDAQ National Market, the average of the last sales price of the Common Stock in such market for thirty
(30) consecutive trading days (skipping any trading days on which no shares of Common Stock are traded), or (y) if the Common Stock is traded on the NASDAQ SmallCap Market, the average of the high bid and low ask price in such market at the end of the trading day for thirty (30) consecutive trading days. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the State of Florida a legal holiday or a day on which banking institutions are authorized by law to close. The Company at its option may make any dividend payment on the Series A Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's Fair Market Value on the date such dividend is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.


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            (b) Priority. Unless full dividends on the Series A Preferred Stock accrued for all past dividend periods and the then current dividend period (i.e., the period ending on December 31 in any particular year) shall have been paid or declared and a sum sufficient for the payment thereof set apart, or the Common Stock shall have achieved the Valuation Objective, (1) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior Stock shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to (x) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Company or any Subsidiary or (y) the repurchase of shares of Common Stock pursuant to the right of first refusal of the Company set forth in that certain Shareholders Agreement, dated as of July 22, 1994, and that certain Shareholders Agreement, dated as of September ___, 1994, in each case as may be amended from time to time thereafter (collectively, the "Shareholders Agreements"), among the Company and the Shareholders identified therein, if and to the extent such repurchase is authorized and approved in advance by action of the Board of Directors; and provided further, however, that without the approval, by vote or written consent, of the holders of a Majority of the Series A Preferred Stock the total amount applied to the repurchase of shares of Common Stock shall not exceed $50,000 during any twelve-month period.

            (c) Additional Dividends. After cumulative dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period (i.e., the period ending on December 31 in any particular year) shall have been declared and paid or set apart, if the Board shall elect to declare any cash dividends payable to holders of Junior Stock in any amount in excess of three cents ($0.03) per share, then the Board shall declare, and the Company shall pay to the holders of Series A Preferred Stock, an additional dividend per share equal to the amount by which the dividend payable to Junior Stock holders exceeds three cents ($0.03) per share. Each share of Series A Preferred Stock shall be entitled to receive such additional dividend amount for each share of Common Stock into which such share of Series A Preferred Stock could be converted, pursuant to Section 6 hereof, at the record date


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for the determination of shareholders entitled to receive the Junior Stock dividend or, if no such record date is established, on the date such Junior Stock dividend is declared.

            Section 3. Liquidation Rights of Series A Preferred Stock.

            (a) Preference. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, an amount equal to $0.50 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Company to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held.

            (b) Remaining Assets. After the payment or distribution to the holders of the Series A Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock and Junior Stock then outstanding shall be entitled to receive ratably, with all Series A Preferred Stock treated as if it had been converted into Common Stock pursuant to Section 6 hereof, all remaining assets of the Company to be distributed.

            (c) Consent to Certain Transactions. Each holder of shares of Series A Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series A Preferred Stock, be treated as having consented to distributions made by the Company by the repurchase of shares of Common Stock from directors, employees or shareholders of or consultants or advisers to the Company or any Subsidiary upon the termination of employment by or service to the Company or any Subsidiary or otherwise if such repurchase is made in accordance with the repurchase agreements referred to in Sections 2(b) and 7(b) hereof and such repurchases are not prohibited by Florida law.


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            Section 4. Merger, Consolidation.

            (a) Right to Elect Redemption. At any time, in the event of:

                  (1) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is transferred, other than in connection with the initial public offering for cash by the Company of its Common Stock pursuant to a registration statement declared effective under the Securities Act, or

                  (2) a sale or other disposition of all or substantially all of the assets of the Company,

then the holders of a Majority of the Series A Preferred Stock shall have the right to cause the Company to redeem on the date of the closing of the proposed transaction (the "Scheduled Redemption Date"), at the Redemption Price hereinafter specified, all outstanding shares of Series A Preferred Stock by delivering to the Company, at any time within thirty (30) days of the date of the First Notice (as hereinafter defined) (or, if later, within ten (10) days of any notice of material changes to the transaction required pursuant to Section 4(b) hereof), written notice of such election (the "Notice of Election"), executed by the holders of a Majority of the Series A Preferred Stock. The Notice of Election may provide that the redemption of the Series A Preferred Stock shall be contingent upon the closing of the proposed transaction described in the First Notice.

            (b) Notice. The Company shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier (the "First Notice"), and shall also notify such holders in writing of the final approval of such transaction. The First Notice shall set forth the provisions of this Section 4, and shall describe in relevant detail the material terms and conditions of the impending transaction, including, without limitation, the identity of the parties to the transaction, the amount and type of consideration to be paid and received (including any contingent consideration which may be payable in the future), the structure of the transaction, the mechanics and the closing date of the transaction, and any other agreements or arrangements for compensation (whether in connection with employment, consulting services or


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otherwise) of any director, officer, employee or shareholder of the Company. The
Company shall thereafter give such holders prompt notice of any material changes in the terms and conditions described in the First Notice. The transaction shall in no event take place sooner than thirty (30) days after the Company has given the First Notice or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a Majority of the Series A Preferred Stock.

            (c) Legally Available Funds. If the funds of the Company legally available for redemption of Series A Preferred Stock on the Scheduled Redemption Date are insufficient to redeem all outstanding shares, the Company shall forthwith either:

                  (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

                  (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the First Notice.

            (d) Redemption Price. The Redemption Price of the Series A Preferred Stock (the "Redemption Price") shall be an amount per share equal to $0.50 plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Scheduled Redemption Date.

            (e) Redemption Notice. The Company shall, not less than three (3) days prior to the Scheduled Redemption Date, give written notice (the "Redemption Notice"), to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

                  (1) That the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

                  (2) The number of shares of Series A Preferred Stock held by the holder which the Company intends to redeem;

                  (3) The Scheduled Redemption Date and Redemption Price;


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                  (4) That the holder's right to convert the Series A Preferred
Stock will terminate on the Scheduled Redemption Date; and

                  (5) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

            (f) Payment of Redemption Price and Surrender of Stock. On the Scheduled Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed shall be payable to the holders of the Series A Preferred Stock. On or before the Scheduled Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 6 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired, in each case subject to the closing of the transaction described in the First Notice.

            (g) Termination of Rights. If the Redemption Notice is duly given, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Scheduled Redemption Date cease and determine, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 6 hereof on or before the Scheduled Redemption Date.

            (h) The provisions of this Section 4 are in addition to the protective provisions of Section 7 hereof.

            Section 5. Voting Rights.

            (a) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 6 hereof, at the record date for the determination of the shareholders


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entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

            (b) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

            Section 6. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:

            (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock.

            (b) Conversion Price. The Series A Preferred Stock shall be convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion into $0.50 for each share of Series A Preferred Stock being converted. The Conversion Price shall be $0.50, subject to adjustment from time to time as provided below (the "Conversion Price").

            (c) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and (except if the Common Stock has previously achieved the Valuation Objective) shall promptly pay in cash or, if the Company so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such


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conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            (d) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (e) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

            (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall


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receive upon conversion thereof, in addition to the number of shares of Common
Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 6 with respect to the rights of the holders of the Series A Preferred Stock.

            (g) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
6), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

            (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 6) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6 with respect to the rights of the holders of the Series A Preferred Stock


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after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 6 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

            (i) Sale of Shares Below Conversion Price.

                  (1) If at any time or from time to time after the Commitment Date, the Company issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) or subsection (f) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus (C) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the number of shares of Common Stock underlying all other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and
(ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C) the number of shares of Common Stock underlying the other Securities at the close of business on the date next preceding the date of such issue or sale.

                  (2) For the purpose of making any adjustment required under this subsection (i), the consideration


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received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all commissions and underwriting, broker's or finder's fees (not including accounting or legal fees) payable by the Company in connection with such issue or sale.

                  (3) For the purpose of the adjustment required under this subsection (i), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

                  (4) For the purpose of the adjustment required under this subsection (i), if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible securities referred to in this paragraph (4).

                  (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Commitment Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock and (ii) the first 2,000,000 shares of Common Stock (as adjusted to reflect stock splits, stock dividends and combinations of shares, and the like) issued to employees or directors of or consultants and advisers to the Company or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements, that are approved by the Board. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (i), into the aggregate consideration received, or deemed to have ' been received, by the Company for such issue under this subsection (i), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean (i) stock and other securities convertible into or exchangeable for Common Stock, and (ii) options or warrants to purchase Common Stock at a price that is no greater than 95% of the Effective Price of such issue or sale of Additional Shares of Common Stock; "the number of shares of Common Stock underlying other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise, convert or exchange such other Securities on such date and to retain the Common Stock issued upon such exercise, conversion or exchange.

            (j) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of (1) the consideration received or deemed to be received by the Company for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

            (k) Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series A Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

            (l) Automatic Conversion.

                  (1) At the election of the Company pursuant to the conditions of paragraph (2) below, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing of a Qualified Public Offering or (B) upon the receipt by the Company of a written notice from the holders of a Majority of the Series A Preferred Stock electing unconditionally to convert their shares of Series A Preferred Stock; provided, however, in each of (A) and (B) above, that, unless the Company shall have previously achieved its Valuation

Objective pursuant to Section 2(a) of this Article III or the conversion shall be required in connection with a Qualified Public Offering, such conversion shall be conditioned upon payment by the Company of all accrued and unpaid dividends on the outstanding Series A Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock's Fair Market Value), or both.

                  (2) Following the occurrence of either of the events specified in paragraph (1) above, the Company shall have the right to elect the automatic conversion of the Series A Preferred Stock by giving written notice, not less than ten (10) days prior to the date on which such conversion shall occur, to each holder of record of Series A Preferred Stock, stating the date of the event giving rise to the Company's right to elect automatic conversion and the date on which such conversion shall occur. The holders of a Majority of the Series A Preferred Stock may waive such 10-day period and consent in writing to an earlier date on which the automatic conversion shall occur. On the date specified for the automatic conversion, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion. Notwithstanding any provision in paragraph (1) above or this paragraph (2), the Company shall not be required to pay dividends upon the conversion of the Series A Preferred Stock if the Common Stock has achieved the Valuation Objective or the conversion shall be required in connection with a Qualified Public Offering.

            (m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

            (n) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            (o) Notices. Any notice required or permitted by this Section 6 or any other provision of this Article III to be given to a holder of Series A Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or (ii) to the Company at 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, Florida 33316, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

            (p) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

            (q) No Dilution or Impairment. The Company shall not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment generally in the manner herein set forth.

            Section 7. Restrictions and Limitations. So long as any shares of Series A Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Series A Preferred Stock:

            (a) Redeem, purchase or otherwise acquire for value, any share or shares of Series A Preferred Stock, or any warrant, option or right to purchase any Series A Preferred Stock;

            (b) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to (x) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Company or any Subsidiary or (y) the repurchase of shares of Common Stock pursuant to the right of first refusal of the Company set forth in the Shareholders Agreement, if and to the extent such repurchase is authorized and approved in advance by action of the Board of Directors; and provided further, however, that without the approval, by vote or written consent, of the holders of a Majority of the Series A Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $50,000 during any twelve-month period;

            (c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Company or issued with (i) shares of capital stock of the Company or (ii) warrants or other rights to purchase capital stock of the Company or Convertible Securities; or

            (d) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock.

            Section 8. No Reissuance of Series A Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

                                   Article IV

            The duration of the corporation shall be perpetual.

                                    Article V

            The street address of the registered office of the corporation in the State of Florida is c/o The Prentice-Hall Corporation System, Inc., 1201 Hays Street, Suite 105, Tallahassee, Florida 32301.

            The name of the registered agent of the corporation at the said registered office is The Prentice-Hall Corporation System, Inc.

            The written acceptance of the said registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the undersigned and is made a part of these Second Restated Articles of Incorporation.

                                   Article VI

            The street and mailing address of the principal office of the corporation is 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, Florida 33316.

                                   Article VII

                  The name and address of the incorporator of the corporation are:


      NAME                          ADDRESS
----------------      -------------------------------------
Elsie Sanchez         343 Almeria Avenue
                      Coral Gables, Florida  33134

                                  Article VIII

            If any issuance or sale of stock by the corporation would adversely affect the proportionate voting or dividend rights of the shareholders that are parties to a Shareholders Agreement with the corporation that grants preemptive rights, then such shareholders shall have the preemptive right to acquire proportional amounts of shares to be issued and sold by the corporation on the terms and conditions set forth in such Shareholders Agreement. Shares subject to such preemptive rights that are not acquired by such shareholders may be issued to any person, for a period of 180 days after being offered to such shareholders or for any other period specified in such Shareholders Agreement, at a consideration that is not lower than the consideration set for the exercise of such preemptive rights, as provided in the Shareholders Agreement. Such preemptive rights shall terminate as to any shareholder upon the termination of the rights of the shareholder under such Shareholders Agreement, including any such termination upon the sale of common stock of the corporation pursuant to a registration statement filed and declared effective pursuant to the Securities Act.

                                   Article IX

            The corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

            IN WITNESS WHEREOF, this instrument is subscribed by the undersigned.

Dated:  __________, 1995


                                          --------------------------------------
                                          Clifford Friedland
                                          Chairman


                 [Acceptance of Appointment as Registered Agent
                               on following page]

                            ARTICLES OF AMENDMENT TO

                    SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        LONG DISTANCE INTERNATIONAL INC.


To the Department of State
State of Florida

      Long Distance International Inc., a Florida corporation (the "Corporation"), pursuant to Section 607.1006 of the Florida Business Corporation Act,

      Does Hereby Certify:

      First: By unanimous written consent in lieu of a meeting, dated July 17, 1997, the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment to the Second Restated Articles of Incorporation of Long Distance International Inc., and declaring said amendment to be advisable and directing that the amendment be submitted to the vote of the shareholders of the Corporation at a meeting of the shareholders of the Corporation.

      Second: That all of the holders of record of the Corporation's Common Stock and Series A Preferred Stock voting as separate classes were authorized to vote on the amendment and a majority of the holders of the outstanding shares of Common Stock and a majority of the outstanding shares of Series A Preferred Stock by written consent in lieu of a meeting voted in favor of the amendment with such votes being sufficient to approve the amendment.

      Third: That Article VIII of the Second Restated Articles of Incorporation is hereby deleted in its entirety and Article IX is renumbered Article VIII.

      Fourth: That Article III of the Second Restated Articles of Incorporation of the Corporation is hereby deleted in its entirety and the following new
Article III is substituted in lieu thereof:

                                   Article III

The corporation is authorized to issue three classes of shares: (i) "Common Stock," (ii) "Series A Preferred Stock," and (iii) "Series B Preferred Stock," respectively, each with a par value of $0.001 per share. The number of shares of Common Stock authorized to be issued is 100,000,000, the number of shares of Series A Preferred Stock authorized to be issued is 2,600,000, and the number of shares of Series B Preferred Stock authorized to be issued is 5,000,000. The rights, preferences, privileges and restrictions granted to and imposed upon the classes of shares are set forth below in this Article III.

      Section 1. Definitions. For purposes of this Article III the following definitions shall apply:

      "Additional Shares of Common Stock" shall have the meaning set forth therefor in Section 7(i).

      "Advent Entity" shall mean, any of Global Private Equity III L.P., a Delaware limited partnership; Global Private Equity III-A L.P., a Delaware limited partnership; Global Private Equity III-B L.P., a Delaware limited partnership; Global Private Equity III-C L.P., a Delaware limited partnership; Advent PGGM Global L.P., a Delaware limited partnership; Advent Euro-Italian Direct Investment Program L.P., a Delaware limited partnership; Advent Partners
(NA) GPE III L.P., a Delaware limited partnership; Advent Partners GPE III L.P., a Delaware limited partnership; Advent Partners L.P., a Delaware limited partnership; Advent Global GECC III L.P., a Delaware limited partnership; and Four Seasons Venture II AS, a Norwegian limited company.

      "Advent Warrant Number" shall mean the number that, as of the date such determination is made, is the sum of (i) the total number of shares of Common Stock owned of record by any Advent Entity and purchased from the Corporation pursuant to one or more warrant certificates originally issued to the Advent Entities pursuant to that certain Stock Purchase Agreement among the Corporation and certain Advent Entities, dated the Issue Date, and (ii) the total number of shares of Common Stock which all Advent Entities are entitled to purchase from the Corporation pursuant to any warrant certificate held by any Advent Entity originally issued to any Advent Entity pursuant to that certain Stock Purchase Agreement among the Corporation and the Advent Entities dated the Issue Date.

      "Advent Warrant Ratio" shall mean, as of the date such determination is made: (a) if no Advent Entity has sold or otherwise transferred any warrant certificate (or replacement for such certificate pursuant to the terms thereof) originally issued to the Advent Entities pursuant to that certain Stock Purchase Agreement among the Corporation and the Advent Entities, dated the Issue Date, or any Common Stock obtained by any Advent Entity upon exercise of such warrant certificates, one (1); and (b) otherwise, the quotient, the numerator of which is the Advent Warrant Number and the denominator of which is the number that would have been the Advent Warrant Number if no Advent Entity had sold or otherwise transferred any warrant certificate (or replacement for such certificate pursuant to the terms thereof) originally issued to any Advent Entity pursuant to that certain Stock Purchase Agreement among the Corporation and the Advent Entities, dated the Issue Date, or any Common Stock obtained by any Advent Entity upon exercise of such warrant certificates.

      "Average Trading Price" shall have the meaning set forth therefor in
Section 2(a).

      "Board" shall mean the Board of Directors of the Corporation.

      "Business" shall mean the provision of telecommunication products and services throughout the world.

      "Business Day" shall have the meaning set forth therefor in Section 2(a).

      "Certificate of Incorporation" shall mean the Second Restated Articles of Incorporation as amended from time to time.

      "Change in Control" shall mean the occurrence of an event described in clause (a) or (b) in the definition of "Redemption Event".

      "Commitment Date" shall mean the date immediately prior to the date of original issuance of the Series A Preferred Stock.

      "Corporation" shall mean this corporation.

      "Common Stock" shall mean the Common Stock of the Corporation.

      "Common Stock Equivalent Price Per Share" shall refer to the value for each share of Common Stock of the Corporation determined in connection with (a) the sale by the Corporation of any equity or debt securities, or securities exercisable for or convertible into equity securities of the Corporation or (b) a Change in Control, and calculated by dividing the Fair Market Value of the Corporation as of the date of such sale or Change in Control by the sum of the number of shares of Common Stock outstanding immediately prior to the closing of any such sale or Change in Control determined on a fully diluted basis, and assuming the conversion of all convertible securities and the exercise of all vested options and warrants to purchase Common Stock.

      "Common Stock's Fair Market Value" shall mean, if the Common Stock is traded on the NASDAQ National Market or a national securities exchange, the average last sale price in such market over the ten (10) trading days on which the Common Stock was traded immediately preceding the date of determination, or if not so traded, the fair market value of a share of Common Stock, as determined in good faith by the Board for the purpose of granting incentive stock options or issuing shares to employees of the Corporation or any Subsidiary and determined as of the most recent date that such determination has been made within one year of the applicable date or, if no such determination has been made during such period, the fair market value of such stock, as determined in good faith by the Board as of the applicable date.

      "Conversion Price" shall have the meaning set forth therefor in Section 7(b).

      "Convertible Securities" shall have the meaning set forth therefor in
Section 7(i).

      "Current Market Value" shall mean with respect to (a) Liquid Consideration which is cash, the face amount thereof and (b) Liquid Consideration which is equity or debt securities registered under the Securities Exchange Act of 1934, as amended, as of the relevant date of determination, if applicable, the reported last sales price, regular way (and if no such sales take place on a day, such day shall not be a trading day), as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security.

      "Current Threshold Price" shall mean $6.05 per share as adjusted by the Board in good faith in the event of stock splits, stock dividends, stock combinations, reorganizations, or reclassifications.

      "Default Directors" shall have the meaning set forth therefor in Section 6(b).

      "Dispose of" when used with reference to any Common Stock, shall mean to directly or indirectly, voluntarily or involuntarily, sell, assign, make a gift of, exchange, or otherwise transfer (whether by merger or otherwise), any Common Stock, including any redemption, purchase or other acquisition in any manner (whether or not for any consideration) by the Corporation or any Subsidiary of any Common Stock or option, warrants or rights with respect to any Common Stock. The terms "Disposition," "Disposing of" and similar variants shall have correlative meanings.

      "Effective Price" shall have the meaning set forth therefor in Section
7(i).

      "Election Period" shall have the meaning set forth therefor in Section
5(j).

      "Exchange Event" shall mean the earlier to occur of (a) a Redemption Event (as hereinafter defined) in which the Common Stock Equivalent Price Per Share determined in connection with the transaction(s) constituting such event, multiplied by the Advent Warrant Number, equals or exceeds the Exchange Event Threshold, or (b) the date on which the Last Sale Price of the Common Stock on the NASDAQ National Market or a national securities exchange on which the Common Stock is traded, multiplied by the Advent Warrant Number, exceeds the Exchange Event Threshold for each of the twenty (20) trading days preceding the date of determination; provided, however, that an Exchange Event shall not occur at any time following the occurrence of the 1998 Operating Shortfall.

      "Exchange Event Threshold" shall mean the product obtained by multiplying $98,000,000 by the Advent Warrant Ratio.

      "Exempt Transfer" shall mean, with respect to shares of Common Stock held by Clifford Friedland or David Glassman, (i) a gift or assignment of shares of Common Stock by such shareholder, whether on death or inter vivos, to (A) a spouse, (B) any other member of his immediate family (i.e., parents, children, including those adopted, children's direct descendants, brothers, sisters, and the spouses of the foregoing), (C) a trust the beneficiaries of which consist solely of one or more members of his immediate family or (D) a custodian under the Uniform Gifts to Minors Act or similar fiduciary for the exclusive benefit of his children; or (ii) a transfer of shares of Common Stock to the legal representatives of a shareholder upon his death or adjudication of incompetency or by any such legal representatives to any person to whom such shareholder could have transferred such shares pursuant to subclause (A), (B), (C) or (D) of clause (i) of this definition.

      "Fair Market Value of the Corporation" shall mean the value of all of the equity securities of the Corporation used for purposes of determining the issuance price of any equity or debt securities of the Corporation, or the equity value of the Corporation which is derived in good faith by the Board of Directors of the Corporation from the consideration received by the Corporation in connection with the sale of any securities or a Change in Control at any time following the Issue Date.

      "Family Donee" shall mean a person to whom an Exempt Transfer is made.

      "First Notice" shall have the meaning set forth therefor in Section 4(b).

      "Fixed Dividend Date" shall mean the first to occur of (a) the fifth anniversary of the Issue Date and (b) the date as of which the Corporation closes an Initial Public Offering.

      "GAAP" shall mean generally accepted accounting principles as in effect from time to time and consistently applied.

      "High Yield Debt Securities" shall mean debt securities issued by the Corporation and/or one or more of its subsidiaries which are rated Baa 3 or lower by Moody's Investor Service Inc. ("Moody's") or BBB- or lower by Standard & Poor's Corporation ("Standard & Poor's"), or their successors, and which may not be converted upon the election of the Corporation, without the payment of a premium or penalty, into shares of Common Stock. If neither Standard & Poor's nor Moody's has issued a rating with respect to any debt securities to be issued by the Corporation, or if the rating system employed by either such organization is changed from that which is currently employed, then the Corporation shall designate a nationally recognized statistical rating organization to rate such debt securities or adjust the rating limitations set forth above.

      "Initial Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Corporation.

      "Issue Date" shall mean the first date of issuance of any of the Series B Preferred Stock.

      "Junior Stock" shall mean the Common Stock and all other shares of the Corporation, whether presently outstanding or hereafter issued, other than the Series A Preferred Stock and the Series B Preferred Stock.

      "Last Sale Price" shall mean, in respect of any class of capital stock of the Corporation that is then publicly traded, and in respect of any day, the reported last sales price, regular way (and if no such sales take place on a day, such day shall not be a trading day), as reported on the New York Stock Exchange Composite Tape or, if such class of capital stock of the Corporation is not listed or admitted to trading on the New York Stock Exchange at such time, in the principal consolidated or composite transaction reporting system on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market or, if such security is not quoted on the NASDAQ National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such date as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board.

      "Liquid Consideration" shall mean cash in U.S. dollars, or publicly traded equity or debt securities, registered under the Securities Exchange Act of 1934, as amended, listed for trading on the New York Stock Exchange, American Stock Exchange, NASDAQ Small Cap or National Market System, and registered for sale in their entirety under the Securities Act and other applicable state "blue sky" laws or available for sale in their entirety pursuant to exemptions from registration under all such applicable laws.

      "Liquidation Event" shall mean a Redemption Event (a) in which the holders of the Common Stock receive Liquid Consideration and (b) in which the Current Market Value of Liquid Consideration payable for each share of Common Stock multiplied by the Advent Warrant Number equals or exceeds the Liquidation Event Threshold.

      "Liquidation Event Threshold" shall mean the product obtained by multiplying $50,000,000 by the Advent Warrant Ratio.

      "Majority" shall mean more than 50% of the outstanding shares of the referenced series of Preferred Stock.

      "New Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities or obligations which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for any Common Stock, either immediately or upon the occurrence of a specified date or a specified event or the satisfaction or happening of any other condition or contingency, that are issued, granted or sold after the Issue Date.

      "New Shares of Common Stock" shall mean any shares of Common Stock issued, granted or sold by the Corporation on or after the Issue Date other than shares issued upon exercise of options, warrants or any other rights outstanding on such date or upon conversion of convertible securities outstanding on such date.

      "1998 Operating Shortfall" shall be deemed to occur in the event that either (a) the Corporation recognizes $100 million or less in gross revenues for the fiscal year ending December 31, 1998 as determined on a consolidated basis and in accordance with GAAP or (b) the Corporation realizes a loss before interest, taxes, depreciation and amortization, as determined on a consolidated basis and in accordance with GAAP, in excess of $10 million for the fiscal year ending December 31, 1998.

      "Notice of Election" shall have the meaning set forth therefor in Section 4(a).

      "Other Securities" shall have the meaning set forth therefor in Section 7(i).

      "Preferred Directors" shall have the meaning set forth in Section 6(b).

      "Preferred Stock" shall mean the Series A Preferred Stock and the Series B Preferred Stock, either individually or collectively as the context requires.

      "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offering and sale of Common Stock for the account of the Corporation in which the aggregate gross proceeds received by the Corporation at the public offering price equals or exceeds $7,500,000, the public offering price per share of which equals or exceeds $2.00 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased.

      "Redemption Default" shall have the meaning set forth therefor in Section 5(j).

      "Redemption Event" shall mean (a) the occurrence of a sale of all or substantially all of the assets of the Corporation, (b) the consolidation or merger of the Corporation with or into another entity or the effectuation by the Corporation of a transaction or a series of related transactions (other than an Initial Public Offering) immediately after which such consolidation, merger, transaction or transactions the persons and entities (not including the surviving or transferee entity, including any affiliate thereof) who were the beneficial owners of the outstanding voting power of the Corporation immediately prior to such consolidation, merger, transaction or transactions are not the beneficial owners, directly or indirectly, of more than 50% of the total voting power of the Corporation or the surviving or transferee entity, (c) the completion of both (x) an Initial Public Offering and (y) the issuance by the Corporation of High Yield Debt Securities, (d) the occurrence of a Restricted Disposition or (e) the first date on which both Clifford Friedland and David Glassman (each, an "Executive") are no longer employed by the Corporation and their respective employment was terminated by them for a reason or reasons other than Good Reason. Termination by the Executive for "Good Reason" shall mean (i) the Corporation shall have failed to substantially comply with or perform a material condition or covenant of a written employment agreement or, (ii) without Executive's consent, if (a) Executive's duties or title are materially altered or (b) in the performance of Executive's duties and obligations Executive shall be required to report exclusively to any person other than the Board or (iii) at the expiration of any employment agreement with Executive the Corporation shall fail to offer Executive a new employment agreement on terms and conditions, taken as a whole, no less favorable to Executive than those contained in the expired employment agreement.

      "Redemption Notice" shall have the meaning set forth therefor in Section 4(e).

      "Redemption Price" shall have the meaning set forth therefor in Section 4(d).

      "Required Redemption Date" shall have the meaning set forth therefor in
Section 5(l).

      "Restricted Disposition" shall mean (a) any Disposition or series of related Dispositions by one or more holders of Common Stock of amounts of Common Stock that in the aggregate constitute more than 50% of the issued and outstanding shares of Common Stock, provided that, in calculating such aggregate amount, Dispositions by the Advent Entities, Clifford Friedland and his Family Donees (the "Friedland Group") and David Glassman and his Family Donees (the "Glassman Group") shall not be considered, (b) any Disposition of any Common Stock by any member of the Friedland Group or by any member of the Glassman Group which results or would result in each of the Friedland Group and the Glassman Group beneficially owning less than 50% of the amount (adjusted as appropriate to reflect stock splits, stock dividends, combinations, reorganizations and reclassifications) of Common Stock beneficially owned by each such Group as of the Issue Date, or (c) any Disposition or series of related Dispositions by one or more holders of Common Stock of amounts of Common Stock that in the aggregate constitute more than 50% of the issued and outstanding shares of Common Stock, and which results in either the Friedland Group or the Glassman Group beneficially owning less than 50% of the amount (adjusted as appropriate to reflect stock splits, stock dividends, combinations, reorganizations and reclassifications) of Common Stock owned by the Friedland Group or the Glassman Group, as the case may be, as of the Issue Date.

      "Scheduled Redemption Date" shall have the meaning set forth therefor in
Section 4(a).

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Series A Preferred Stock" shall mean the Series A Preferred Stock of the Corporation.

      "Series B Notice of Election" shall have the meaning set forth therefor in
Section 5(a).

      "Series B Preferred Stock" shall mean the Series B Preferred Stock of the Corporation.

      "Series B Redemption Date" shall have the meaning set forth therefor in
Section 5(a).

      "Series B Redemption Notice" shall have the meaning set forth therefor in
Section 5(e).

      "Series B Redemption Price" shall have the meaning set forth therefor in
Section 5(d).

      "Series B Required Redemption Price" shall have the meaning set forth therefor in Section 5(l).

      "Shareholders Agreements" shall mean, collectively, the shareholders agreement among the Corporation and certain of its shareholders dated as of July 22, 1994, the shareholders agreement among the Corporation and certain of its shareholders dated as of September 1994, and the preemptive rights agreement among the Corporation and certain of its shareholders dated the Issue Date, as each such agreement may be amended, supplemented, modified, or restated from time to time.

      "Specified Event" shall have the meaning set forth therefor in Section
2(a).

      "Subsidiary" shall mean any corporation controlled by the Corporation, directly or indirectly.

      "Valuation Objective" shall have the meaning set forth therefor in Section 2(a).

      Section 2. Dividends.

      (a)   Series A Preferred Stock.

            (1) Right to Dividends. The holders of the then outstanding Series A Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative cash dividends at the annual rate of three cents ($0.03) per share. Except as provided below, dividends on the Series A Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. Subject to the limitations and restrictions hereinafter set forth, dividends shall be payable, when and as declared by the Board, at any time or date chosen by the Board; provided, however, except as provided below, all accrued and unpaid dividends as of December 31, 1998 shall be paid on such date, and thereafter, all accrued and unpaid dividends shall be paid on each December 31 (or, if such day is not a Business Day, on the next following Business Day) of each year, whether or not declared by the Board; provided further, however, that, except as provided below, all accrued dividends, the payment of which has not otherwise been required pursuant to this sentence, shall become payable immediately in the event of the occurrence of a Specified Event (as hereinafter defined) and shall thereafter be paid on each December 31 (or it such day is not a Business Day, on the next following Business Day) of each year, whether or not declared by the Board. For the purposes hereof, a "Specified Event" shall include the closing of an offering and sale of Common Stock or other equity securities for the account of the Corporation in which the aggregate gross proceeds received by the Corporation at the offering price exceeds $5,000,000 (other than the offer and sale of equity securities to the Advent Entities pursuant to the Stock Purchase Agreement among the Corporation and the Advent Entities dated the Issue Date and to the other shareholders of the Corporation pursuant to the Preemptive Rights Notice, dated July 7, 1997), or, if the offering is an underwritten public offering pursuant to an effective registration statement under the Securities Act, in which the aggregate gross proceeds received by the Corporation at the offering price exceeds $7,500,000. Notwithstanding any provision herein to the contrary, dividends shall cease to accrue, and the payment of any and all previously accrued and unpaid dividends shall be waived, if the Common Stock achieves its "Valuation Objective", which shall mean at any time the Average Trading Price (as hereinafter defined) equals or exceeds $2.00 per share, as adjusted for stock splits, stock dividends, combinations of shares and the like; provided, however, that the Valuation Objective shall only be deemed to be achieved if the Average Trading Price specified in this sentence is achieved for a period of time which the Common Stock was traded, throughout the relevant period of time, on the NASDAQ National Market, a national securities exchange registered under the Securities Exchange Act of 1934 or the NASDAQ Small Cap Market. For the purposes hereof, the "Average Trading Price" shall mean, (x) if the Common Stock is traded on a national securities exchange or the NASDAQ National Market, the average of the last sales price of the Common Stock in such market for thirty (30) consecutive trading days (skipping any trading days on which no shares of Common Stock are traded), or (y) if the Common Stock is traded on the NASDAQ Small Cap Market, the average of the high bid and low ask price in such market at the end of the trading day for thirty (30) consecutive trading days. "Business Day" shall mean any day excluding Saturday, Sunday and any day which shall be in the State of Florida a legal holiday or a day on which banking institutions are authorized by law to close. The Corporation at its option may make any dividend payment on the Series A Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock's Fair Market Value on the date such dividend is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series A Preferred Stock shall not bear interest.

            (2) Priority. Unless dividends on the Series A Preferred Stock accrued for all past dividend periods and the then current dividend period (i.e., the period ending on December 31 in any particular year) shall have been paid or declared and a sum sufficient for the payment thereof set apart, or the Common Stock shall have achieved the Valuation Objective, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (ii) no shares of Junior Stock shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to
(x) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary or
(y) the repurchase of shares of Common Stock pursuant to the right of first refusal of the Corporation set forth in that certain Shareholders Agreement, dated as of July 22, 1994, and that certain Shareholders Agreement, dated as of September 1994, in each case as may be amended from time to time thereafter among the Corporation and the Shareholders identified therein, if and to the extent such repurchase is authorized and approved in advance by action of the Board; and provided further, however, that without the approval, by vote or written consent, of the holders of a Majority of the Series A Preferred Stock the total amount applied to the repurchase of shares of Common Stock shall not exceed $50,000 during any twelve-month period.

            (3) Additional Dividends. After cumulative dividends on the Series A Preferred Stock for all past dividend periods and the then current dividend period (i.e., the period ending on December 31 in any particular year) shall have been declared and paid or set apart, if the Board shall elect to declare any cash dividends payable to holders of Junior Stock in any amount in excess of three cents ($0.03) per share, then the Board shall declare, and the Corporation shall pay to the holders of Series A Preferred Stock, an additional dividend per share equal to the amount by which the dividend payable to Junior Stock holders exceeds three cents ($0.03) per share. Each share of Series A Preferred Stock shall be entitled to receive such additional dividend amount for each share of Common Stock into which such share of Series A Preferred Stock could be converted, pursuant to Section 7 hereof, at the record date for the determination of shareholders entitled to receive the Junior Stock dividend or, if no such record date is established, on the date such Junior Stock dividend is declared.

      (b)   Series B Preferred Stock

            (1) Right to Dividends. The holders of the then outstanding Series B Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cash dividends at the annual rate of $1.20 per share commencing on the Fixed Dividend Date until such time as the Series B Preferred Stock shall have been redeemed, converted or retired; provided, however, that in the event that the 1998 Operating Shortfall shall have occurred, dividends on the Series B Preferred Stock shall be payable when and as declared by the Board from and after such event at the annual rate of $1.80 per share. Dividends on the Series B Preferred Stock shall not be cumulative and shall be payable when and as declared by the Board, at any time or date chosen by the Board.

            (2) Priority. Unless dividends on the Series B Preferred Stock for the then current dividend period (i.e., the year ending December 31 for the year ended immediately preceding the year in which any such dividend payment may be made or declared) shall have been paid or declared and a sum sufficient for the payment thereof set apart, (i) no dividend whatsoever (other than a dividend payable solely in Common Stock) shall be paid or declared effective on any Junior Stock, and (ii) no distribution shall be made on any any Junior Stock.

      Section 3. Liquidation Rights.

      (a) Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock but only following the payment in full of the amounts required by paragraph (b) below to the holders of Series B Preferred Stock, an amount equal to $0.50 per share plus an amount equal to all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series A Preferred Stock following the payment in full of the amounts required by paragraph (b) below to the holders of Series B Preferred Stock shall be insufficient to permit the payment to holders of the Series A Preferred Stock of the full preferential amounts aforesaid, then all of the remaining assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock held.

      (b) Series B Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether such assets are capital, surplus or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of Series A Preferred Stock or Junior Stock, an amount equal to $10 for each share of Series B Preferred Stock plus any declared but unpaid dividends thereon. If upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed to the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation to be distributed shall be distributed ratably to the holders of the Series B Preferred Stock on the basis of the number of shares of Series B Preferred Stock held.

      (c) Remaining Assets. After the payment or distribution to the holders of the Series A Preferred Stock and Series B Preferred Stock of the full preferential amounts aforesaid, the holders of the Series A Preferred Stock and Junior Stock then outstanding shall be entitled to receive ratably, with all Series A Preferred Stock treated as if it had been converted into Common Stock pursuant to Section 7 hereof, all remaining assets of the Corporation to be distributed.

      (d) Consent to Certain Transactions. Each holder of shares of Preferred Stock by virtue of its acceptance of a stock certificate evidencing Preferred Stock shall be treated as having consented to distributions made by the Corporation by the repurchase of shares of Common Stock from directors, employees or shareholders of or consultants or advisers to the Corporation or any Subsidiary upon the termination of employment by or service to the Corporation or any Subsidiary or otherwise if such repurchase is made in accordance with the repurchase agreements referred to in clause (y) of Section 8(b) hereof and such repurchases are not prohibited by Florida law.

      Section 4. Redemption Rights of Series A Preferred Stock.

      (a) Right to Elect Redemption. At any time, in the event of:

            (1) any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization or transaction or series of related transactions by the Corporation (other than an Initial Public Offering) immediately after which consolidation, merger, transaction or transactions the persons and entities (exclusive of the surviving or transferee entity, including any affiliate thereof) who were the beneficial owners of the outstanding voting power of the Corporation immediately prior to such transaction or transactions are not the beneficial owners, directly or indirectly, of more than 50% of the total voting power of the Corporation or the surviving or transferee entity, or

            (2) a sale or other disposition of all or substantially all of the assets of the Corporation, then the holders of a Majority of the Series A Preferred Stock shall have the right to cause the Corporation to redeem on the date of the closing of the proposed transaction (the "Scheduled Redemption Date"), at the Redemption Price hereinafter specified, all outstanding shares of Series A Preferred Stock by delivering to the Corporation, at any time within thirty (30) days of the date of the First Notice (as hereinafter defined) (or, if later, within ten (10) days of any notice of material changes to the transaction required pursuant to Section 4(b) hereof), written notice of such election (the "Notice of Election"), executed by the holders of a Majority of the Series

A Preferred Stock; provided, however, that the Corporation shall have no authority or obligation to redeem any shares of Series A Preferred Stock in the event that there remain outstanding any shares of Series B Preferred Stock. The Notice of Election may provide that the redemption of the Series A Preferred Stock shall be contingent upon the closing of the proposed transaction described in the First Notice.

      (b) Notice. The Corporation shall give each holder of record of Series A Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier (the "First Notice"), and shall also notify such holders in writing of the final approval of such transaction. The First Notice shall set forth the provisions of this Section 4, and shall describe in relevant detail the material terms and conditions of the impending transaction, including, without limitation, the identity of the parties to the transaction, the amount and type of consideration to be paid and received (including any contingent consideration which may be payable in the future), the structure of the transaction, the mechanics and the closing date of the transaction, and any other agreements or arrangements for compensation (whether in connection with employment, consulting services or otherwise) of any director, officer, employee or shareholder of the Corporation. The Corporation shall thereafter give such holders prompt notice of any material changes in the terms and conditions described in the First Notice. The transaction shall in no event take place sooner than thirty (30) days after the Corporation has given the First Notice or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a Majority of the Series A Preferred Stock.

      (c) Legally Available Funds. If the funds of the Corporation legally available for redemption of Series A Preferred Stock on the Scheduled Redemption Date are insufficient to redeem all outstanding shares, the Corporation shall forthwith either:

            (1) Cause such closing to be postponed until such time as the requirements of this Section 4 have been complied with; or

            (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series A Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the First Notice.

      (d) Redemption Price. The Redemption Price of the Series A Preferred Stock (the "Redemption Price") shall be an amount per share equal to $0.50 plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Scheduled Redemption Date.

      (e) Redemption Notice. The Corporation shall, not less than three (3) days prior to the Scheduled Redemption Date, give written notice (the "Redemption Notice"), to each holder of record of Series A Preferred Stock to be redeemed. The Redemption Notice shall state:

            (1) That the outstanding shares of Series A Preferred Stock are to be redeemed and the total number of shares being redeemed;

            (2) The number of shares of Series A Preferred Stock held by the holder which the Corporation intends to redeem;

            (3) The Scheduled Redemption Date and Redemption Price;

            (4) That the holder's right to convert the Series A Preferred Stock will terminate on the Scheduled Redemption Date; and

            (5) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.

      (f) Payment of Redemption Price and Surrender of Stock. On the Scheduled Redemption Date, the Redemption Price of the Series A Preferred Stock scheduled to be redeemed shall be payable to the holders of the Series A Preferred Stock. On or before the Scheduled Redemption Date, each holder of Series A Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 7 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired, in each case subject to the closing of the transaction described in the First Notice.

      (g) Termination of Rights. If the Redemption Notice is duly given, then notwithstanding that the certificates evidencing any of the shares of Series A Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Scheduled Redemption Date cease and determine, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 7 hereof on or before the Scheduled Redemption Date.

      (h) The provisions of this Section 4 are in addition to the protective provisions of Section 8 hereof.

      Section 5. Redemption Rights of Series B Preferred Stock

      (a) Right to Elect Redemption. At any time following the earlier of (1) the seventh anniversary of the Issue Date and (2) the occurrence of a Redemption Event, and provided an Exchange Event shall not have occurred, the then holders of a Majority of the Series B Preferred Stock shall have the right to cause the Corporation to redeem at the Series B Redemption Price hereinafter specified, all outstanding shares of the Series B Preferred Stock by delivering to the Corporation written notice of such election (the "Series B Notice of Election"), executed by the holders of a Majority of Series B Preferred Stock, which notice shall set forth the date on which such majority determined to exercise such right of redemption, and the Corporation shall redeem all of the outstanding shares of the Series B Preferred Stock at the Series B Preferred Redemption Price within 60 days of the Series B Notice of Election (the "Series B Redemption Date").

      (b) Notice. The Corporation shall give each holder of record of Series B Preferred Stock written notice of a Redemption Event not later than 30 days prior to the occurrence of such event.

      (c) Legally Available Funds. If the funds of the Corporation legally available for redemption of Series B Preferred Stock are insufficient to redeem all outstanding shares, the Corporation shall forthwith cause such closing to be postponed until such time as the requirements of this Section 5 have been complied with.

      (d) Redemption Price. The redemption price of the Series B Preferred Stock (the "Series B Redemption Price") shall be an amount per share equal to $10 plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Series B Redemption Date; provided, however, that if the 1998 Operating Shortfall shall have occurred (unless an Exchange Event shall have occurred prior to the 1998 Operating Shortfall), the Series B Redemption Price shall be $15 per share plus all accrued and unpaid dividends thereof.

      (e) Series B Redemption Notice. The Corporation shall, not less than ten
(10) days prior to the Series B Redemption Date, give written notice (the "Series B Redemption Notice"), to each holder of record of Series B Preferred Stock to be redeemed. The Redemption Notice shall state:

            (1) That the outstanding shares of Series B Preferred Stock are to be redeemed and the total number of shares being redeemed;

            (2) The number of shares of Series B Preferred Stock held by the holder which the Corporation intends to redeem;

            (3) The Series B Redemption Date and Series B Redemption Price; and

            (4) The time, place and manner in which the holder is to surrender to the Corporation the certificate or certificates representing the shares of Series B Preferred Stock to be redeemed.

      (f) Payment of Series B Redemption Price and Surrender of Stock. On the Series B Redemption Date, the Series B Redemption Price for the Series B Preferred Stock scheduled to be redeemed shall be payable to the holders of the Series B Preferred Stock. On or before the Series B Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Series B Redemption Notice, and thereupon the Series B Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

      (g) Termination of Rights. If the Series B Redemption Notice is duly given, then notwithstanding that the certificates evidencing any of the shares of Series B Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Series B Redemption Date cease and terminate, except only the right of the holders to receive the Series B Redemption Price without interest upon surrender of their certificates therefor.

      (i) Extension of Series B Redemption. Notwithstanding the foregoing, in the event that the Corporation issues a High Yield Debt Security prior to the Series B Redemption Date, the Corporation may extend the Series B Redemption Date to a date which shall be no later than the Business Day immediately following the maturity date of the High Yield Debt Security as determined in accordance with the terms of such security, provided that (i) as of the date of issuance of such High Yield Debt Security the Corporation shall not have closed an Initial Public Offering; (ii) there shall not have occurred a Redemption Event prior to such issue date and (iii) such High Yield Debt Securities shall have been issued prior to the fifth anniversary of the Issue Date.

      (j) Failure to Redeem. In the event that the Corporation fails to redeem the Series B Preferred Stock on the Series B Redemption Date (a "Redemption Default"), the holders of the Series B Preferred Stock shall, from the Series B Redemption Date until such time as the Series B Redemption Price for all of the outstanding Series B Preferred Stock shall have been paid in full (the "Election Period"), be entitled to elect an additional two persons to the Board as provided further in Section 6(b) below.

      (k) Optional Redemption. The Corporation shall be entitled to redeem all, but not less than all, of the outstanding Series B Preferred Stock at the Series B Redemption

Price at any time. The Corporation shall give each holder of record of Series B Preferred Stock written notice of such redemption not less than five (5) days prior to the date scheduled by the Corporation for such redemption (the "Optional Redemption Date"). On the Optional Redemption Date, the Series B Redemption Price for the Series B Preferred Stock shall be payable to the holders of Series B Preferred Stock. On or before the Optional Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the notice provided by the Corporation, and thereupon the Series B Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

      (l) Exchange Event. Upon the occurrence of an Exchange Event and provided that neither a Redemption Event that is not also an Exchange Event nor the 1998 Operating Shortfall shall have occurred, the outstanding shares of the Series B Preferred Stock shall be redeemed by the Corporation. The Corporation shall give each holder of record of Series B Preferred Stock written notice of such redemption not less than five (5) days prior to the date scheduled by the Corporation for such redemption (the "Required Redemption Date"), which in the case of an Exchange Event described in clause (a) of the definition of such term shall be the consummation of the transaction constituting such event, or such other date as the Corporation in good faith shall determine. The redemption price for such a redemption shall be $0.001 per share (the "Series B Required Redemption Price"). On the Required Redemption Date, the Series B Required Redemption Price for the Series B Preferred Stock to be so redeemed shall be payable to the holders of Series B Preferred Stock. On or before the Required Redemption Date, each holder of Series B Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the notice provided by the Corporation, and thereupon the Series B Required Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, each certificate shall be canceled and retired as of the date of such redemption.

      Section 6. Voting Rights.

      (a) Series A Preferred Stock. Each holder of shares of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which such shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 7 hereof, at the record date for the determination of the shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken.

      (b)   Series B Preferred Stock.

            (1) The holders of Series B Preferred Stock, voting as a separate class, shall have the right by the vote of a Majority of the Series B Preferred Stock, whether by written action or special meeting of such holders or at an annual meeting of shareholders, to the exclusion of the holders of any other series of Preferred Stock and any class of Junior Stock, to elect two directors (the "Preferred Directors") to the Board.

            (2) Upon the occurrence of a Redemption Default and during the Election Period, the holders of a Majority of Series B Preferred Stock, voting as a separate class, shall have the right, whether by written action or special meeting of such holders or at an annual meeting, to the exclusion of the holders of any other series of Preferred Stock and any class of Junior Stock, to elect two additional directors ("Default Directors") to the Board, for a total of four directors. Upon the occurrence of a Redemption Default (i) if there are five (5) or fewer directors on the Board, then the Preferred Directors shall elect two
(2) Default Directors to the Board or (ii) if there are more than five (5) directors on the Board, the holders of a Majority of Series B Preferred Stock shall have the power to call a special meeting of the shareholders for the purpose of electing no fewer than two (2) directors and no more than five (5) directors and thereupon the terms of those directors who are not Preferred Directors, other than Clifford Friedland and David Glassman (if either or both are then serving as directors), shall be deemed to be completed and the Majority of the Series B Preferred Stock shall elect two (2) Default Directors and the majority of the holders of the voting stock other than the Series B Preferred Stock shall elect up to three (3) directors in the event that neither Clifford Friedland nor David Glassman are then serving on the Board, or up to two (2) directors in the event that only one of Clifford Friedland or David Glassman is then serving on the Board, or up to one (1) director in the event that both of Clifford Friedland and David Glassman are then serving on the Board. Each Default Director shall continue to serve until the Series B Redemption Price for all of the outstanding Series B Preferred Stock shall have been paid in full. Any Preferred Director or Default Director may be removed by, and shall not be removed except by, the vote of a Majority of the Series B Preferred Stock voting together as a single class, at a meeting of the shareholders or of the holders of the Series B Preferred Stock called for such purpose or by the written consent of a Majority of the Series B Preferred Stock.

            (3) Any vacancy in the office of the Preferred Directors and, during the Election Period, any vacancy in the office of the Default Directors may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Directors and, if in office, Default Directors and (ii) in the case of the removal of any Preferred Director or Default Director, the vacancy may be filled by the vote of a Majority of Series B Preferred Stock, voting together as a single class. Each director appointed or elected as aforesaid shall be deemed for all purposes hereof, to be a Preferred Director or a Default Director, as the case may be as designated by the director or directors appointing such substitute or by the Majority of Series B Preferred Stock.

            (4) No adjustment in the voting rights of shares of Series B Preferred Stock shall be made by reason of the declaration of a dividend or distribution on any class or series of Preferred Stock or Junior Stock payable in shares of Common Stock, or the reclassification, subdivision or combination of shares of Common Stock into a greater or lesser-number of shares or upon the issuance of any shares of any other class of capital stock of the Corporation (regardless of the nature of the voting rights of the holders of shares of any such other class of capital stock), or upon any other change in the capital stock of the Corporation.

            (5) Each holder of shares of Series B Preferred Stock shall be entitled to one vote for each share of Series B Preferred Stock with respect to the exercise of the voting rights specified herein.

      (c) Common Stock. Each holder of shares of Common Stock shall be entitled to one vote for each share thereof held. Except as otherwise expressly provided by law, the holders of Series A Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

      Section 7. Conversion. The holders of Series A Preferred Stock shall have the following conversion rights:

      (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at any time at the option of the holder thereof, into fully paid and non-assessable shares of Common Stock.

      (b) Conversion Price. The Series A Preferred Stock shall be convertible into the number of shares or Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion into $0.50 for each share of Series A Preferred Stock being converted. The Conversion Price shall be $0.50, subject to adjustment from time to time as provided below (the "Conversion Price").

      (c) Mechanics of Conversion. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series A Preferred Stock being converted. Thereupon the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and (except if the Common Stock has previously achieved the Valuation Objective) shall promptly pay in cash or, if the Corporation so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock's Fair Market Value at the time of surrender), all accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

      (d) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately, decreased, and conversely, if the Corporation at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

      (e) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

      (f) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 7 with respect to the rights of the holders of the Series A Preferred Stock.

      (g) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section
7), then and in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

      (h) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Commitment Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination reclassification or exchange of shares provided in this Section 7) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event and be as nearly equivalent as may be practicable.

      (i) Sale of Shares Below Conversion Price.

            (1) If at any time or from time to time after the Commitment Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection (i) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection (e) or subsection (f) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection (d) above, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying that Conversion Price by a fraction (i) the numerator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, plus
(C) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (D) the number of shares of Common Stock underlying all Other Securities (as hereinafter defined) at the close of business on the date next preceding the date of such issue or sale, and (ii) the denominator of which shall be (A) the number of shares of Common Stock outstanding at the close of business on the date of such issue or sale after giving effect to such issue of Additional Shares of Common Stock, plus (B) the number of shares of Common Stock into which the outstanding shares of all Series A Preferred Stock are convertible at the close of business on the date next preceding the date of such issue or sale, plus (C), the number of shares of Common Stock underlying the Other Securities at the close of business on the date next preceding the date of such issue or sale.

            (2) For the purpose of making any adjustment required under this subsection (i), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (D) be computed after reduction for all commissions and underwriting, broker's or finder's fees (not including accounting or legal fees) payable by the Corporation in connection with such issue or sale.

            (3) For the purpose of the adjustment required under this subsection
(i), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion or exchange of any such Convertible Securities. If any such rights or options or the conversion or exchange privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities, and such Additional Shares or Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities.

            (4) For the purpose of the adjustment required under this subsection
(i), if the Corporation issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then, in effect, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, it any, received by the Corporation for the issuance of such rights or options, plus the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options and plus the minimum amount of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities. The provisions of paragraph (3) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (4).

            (5) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation after the Commitment Date, whether or not subsequently reacquired or retired by the Corporation, other than (i) shares of Common Stock issued upon conversion of the Series A Preferred Stock; (ii) the first 2,000,000 shares of Common Stock (as adjusted to reflect stock splits, stock dividends and combinations of shares, and the like) issued to employees or directors of or consultants and advisers to the Corporation or any Subsidiary pursuant to stock purchase or stock option plans or other arrangements, that are approved by the Board; and (iii) shares of Common Stock issued upon exercise of a warrant issued to holders of Series B Preferred Stock in connection with the issuance of the Series B Preferred Stock. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under this subsection (i), into the aggregate consideration received, or deemed to have been received, by the Corporation for such issue under this subsection (i), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock Shall mean (i) stock and other securities convertible into or exchangeable for Common Stock, and (ii) options or warrants to purchase Common Stock at a price that is no greater than 95% of the Effective Price of such issue or sale of Additional Shares of Common Stock; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date but only to the extent that the holders thereof have the fully vested legal right to exercise, convert or exchange such Other Securities on such date and to retain the Common Stock issued upon such exercise, conversion or exchange.

      (j) Accountants' Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series A Preferred Stock, the Corporation, at its expense, shall cause independent public accountants of recognized standing selected by the Corporation (who may be the independent public accountants then auditing the books of the Corporation) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series A Preferred Stock at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (2) the Conversion Price at the time in effect, (3) the number of Additional Shares of Common Stock and (4) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Preferred Stock.

      (k) Notices of Record Date. In the event of (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassi- fication, transfer, consolidation, merger, dissolution, liquidation or winding up.

      (1)   Automatic Conversion.

            (1) At the election of the Corporation pursuant to the conditions of paragraph (2) below, each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing of a Qualified Public Offering or (B) upon the receipt by the Corporation of a written notice from the holders of a Majority of the Series A Preferred Stock electing unconditionally to convert their shares of Series A Preferred Stock; provided, however, in each of (A) and
(B) above, that, unless the Corporation shall have previously achieved its Valuation Objective pursuant to Section 2(a) of this Article III or the conversion shall be required in connection with a Qualified Public Offering, such conversion shall be conditioned upon payment by the Corporation of all accrued and unpaid dividends on the outstanding Series A Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock's Fair Market Value), or both.

            (2) Following the occurrence of either of the events specified in paragraph (1) above, the Corporation shall have the right to elect the automatic conversion of the Series A Preferred Stock by giving written notice, not less than ten (10) days prior to the date on which such conversion shall occur, to each holder of record of Series A Preferred Stock, stating the date of the event giving rise to the Corporation's right to elect automatic conversion and the date on which such conversion shall occur. The holders of a Majority of the Series A Preferred Stock may waive such 10-day period and consent in writing to an earlier date on which the automatic conversion shall occur. On the date specified for the automatic conversion, the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Preferred Stock are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series A Preferred Stock, the holders of Series A Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the Series A Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Corporation shall promptly pay in cash or Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series A Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion. Notwithstanding any provision in paragraph (1) above or this paragraph (2), the Corporation shall not be required to pay dividends upon the conversion of the Series A Preferred Stock if the Common Stock has achieved the Valuation Objective or the conversion shall be required in connection with a Qualified Public Offering.

      (m) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of conversion, as determined in good faith by the Board.

      (n) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

      (o) Notices. Any notice required or permitted by this Section 7 or any other provision of this Article III to be given to a holder of Preferred Stock or to the Corporation shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Corporation, or (ii) to the Corporation at 888 South Andrews Avenue, Suite 205, Ft. Lauderdale, Florida 33316, or (iii) to the Corporation or any holder, at any other address specified in a written notice given to the other for the giving of notice.

      (p) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered.

      (q) No Dilution or Impairment. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against dilution or other impairment generally in the manner herein set forth.

      Section 8. Series A Preferred Stock Restrictions and Limitations. So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Series A Preferred Stock:

      (a) Redeem, purchase or otherwise acquire for value, any share or shares of Series A Preferred Stock, or any warrant, option or right to purchase any Series A Preferred Stock;

      (b) Purchase, redeem or otherwise acquire for value (or pay into or set aside as a sinking fund for such purpose) any Junior Stock or any warrant, option or right to purchase any Junior Stock; provided, however, that this restriction shall not apply to (x) the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Corporation or any Subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Corporation or any Subsidiary or (y) the repurchase of shares of Common Stock pursuant to the right of first refusal of the Corporation set forth in the Shareholders Agreement, if and to the extent such repurchase is authorized and approved in advance by action of the Board of Directors; and provided further, however, that without the approval, by vote or written consent, of the holders of a Majority of the Series A Preferred Stock, the total amount applied to the repurchase of shares of Common Stock shall not exceed $50,000 during any twelve-month period;

      (c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series A Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or issued with (i) shares of capital stock of the Corporation or (ii) warrants or other rights to purchase capital stock of the Corporation or Convertible Securities; or

      (d) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock.

      Section 9. Series B Preferred Stock Restrictions and Limitations. So long as any shares of Series B Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of a Majority of the Series B Preferred Stock:

      (a) (i) Issue, grant or sell, or obligate itself to issue, grant or sell, or pursuant to clause (iii) below, be deemed to issue, grant or sell, or obligate itself to be deemed to issue, grant or sell, any New Shares of Common Stock, unless the consideration therefor is in an amount (determined in accordance with clause (iv)) at least equal to the Current Threshold Price at the time such New Shares of Common Stock are issued or deemed to be issued.

            (ii) The provisions of Section 9(a)(i) shall not apply to any issuance, grant or sale of New Shares of Common Stock, if immediately following such issuance, grant or sale, the aggregate number of New Shares of Common Stock that have been issued, granted or sold by the Corporation after the Issue Date,
(x) for consideration less than the Current Threshold Price at the time such New Shares of Common Stock are issued, granted or sold and (y) without the vote or written consent by the holders of a Majority of the Series B Preferred Stock, is not greater than ten percent (10%) of the number of shares of Common Stock issued and outstanding on the Issue Date; provided, however, that such percentage shall be subject to adjustment by the Board acting in good faith in the event that after the Issue Date there has been a reverse stock split, stock dividend, redemption, or other combination with respect to, or reduction in the number of, the Common Stock;

            (iii) The Corporation shall be deemed to have issued New Shares of Common Stock pursuant to Section 9(a)(i) if the Corporation shall in any manner (whether directly or indirectly, by assumption in a consolidation or in a merger in which the Corporation is the surviving corporation, or otherwise) grant, issue or sell (any of them "Initial Issuance"), any rights to subscribe for, purchase or otherwise acquire any New Shares of Common Stock or any New Convertible Securities, in any case whether or not such rights or the right to exchange or convert such New Convertible Securities are immediately exercisable, and the consideration per share for which Common Stock is issuable upon the exercise of such rights or upon conversion or exchange of such New Convertible Securities (determined pursuant to clause (iv)) shall be less than the Current Threshold Price in effect immediately prior to the time of such Initial Issuance; provided, however, that the Corporation shall not be deemed to have issued any New Shares of Common Stock if the Corporation shall grant, issue or sell any employee stock options or other rights issued, granted or sold to officers, employees or consultants of the Corporation or any Subsidiary if the issuance, grant or sale thereof has been approved by the compensation committee of the Board.

            (iv) The following provisions shall be applicable to determining the consideration for New Shares of Common Stock for purposes of this Section 9(a):

                  (A) To the extent that such issuance or deemed issuance shall be for a consideration other than cash (which shall be valued at face value), then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair market value of such consideration at the time of such issuance or deemed issuance as determined in good faith by the Board;

                  (B) In case any New Shares of Common Stock, any New Convertible Securities or any rights to subscribe for, purchase or otherwise acquire New Shares of Common Stock or New Convertible Securities shall be issued in connection with any merger, consolidation, share exchange or similar transaction, the amount of consideration therefor shall be deemed to be the fair market value, as determined in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as the Board in good faith shall determine to be attributable to such New Shares of Common Stock, New Convertible Securities, or rights, as the case may be;

                  (C) In case any New Shares of Common Stock, any New Convertible Securities or any rights to subscribe for, purchase or otherwise acquire New Shares of Common Stock or New Convertible Securities are issued in combination with each other or with any other securities or property in connection with any transaction in which the Corporation receives cash, securities, property or other consideration, or any combination of the foregoing, then the amount of consideration therefor shall be deemed to be such portion of the cash, securities, property and other consideration received by the Corporation as the Board in good faith shall determine to be attributable to such New Shares of Common Stock, New Convertible Securities or rights, as the case may be, with any noncash consideration being valued at its fair market value as determined by the Board in good faith.

                  (D) The consideration for any New Shares of Common Stock issuable or deemed to be issuable pursuant to any rights to subscribe for, purchase or otherwise acquire the same shall be the consideration received or deemed to be received by the Corporation for issuing such rights plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of such rights.

                  (E) The consideration for any New Shares of Common Stock issued or issuable pursuant to the terms of any New Convertible Securities covered by any rights to subscribe for, purchase or otherwise acquire such New Convertible Securities shall be the consideration received or deemed to be received by the Corporation for issuing such rights, plus the minimum additional consideration, if any, paid or payable to the Corporation in respect of the subscription for, purchase or other acquisition of such New Convertible Securities, plus the minimum additional consideration, if any, paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such New Convertible Securities.

                  (F) The consideration for any New Shares of Common Stock issuable or deemed to be issuable pursuant to the terms of any New Convertible Securities, other than any covered by any rights to subscribe for, purchase or acquire the same, shall be the consideration received or deemed to be received by the Corporation for issuing such New Convertible Securities plus the minimum additional consideration, if any, paid or paid or payable to the Corporation upon the exercise or deemed exercise of the right of conversion or exchange in such New Convertible Securities.

      (b) Alter, modify, amend or repeal any of the provisions of this Certificate of Incorporation or of the Bylaws of the Corporation in any manner which materially adversely affects the preferences, privileges, restrictions or other rights of holders of Series B Preferred Stock;

      (c) Issue any shares of the Series B Preferred Stock except as contemplated by that certain Stock Purchase Agreement dated the Issue Date, by and among the Corporation and the Advent Entities;

      (d) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series B Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise; for purposes of this subsection, a senior equity security shall include any indebtedness convertible into or exchangeable for shares of capital stock of the Corporation or issued with (i) shares of capital stock of the Corporation or (ii) warrants or other rights to purchase capital stock of the Corporation or Convertible Securities;

      (e) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock;

      (f) Change the number of persons constituting the Board to a number greater than seven;

      (g) Effect a fundamental change in the Business of the Corporation or any wholly owned or partially owned, direct or indirect Subsidiary;

      (h) Expend during any fiscal year of the Corporation, whether by purchase, lease or otherwise, for securities, other capital assets or in connection with entering into any joint venture, partnership or consortium arrangement, of an amount in excess of amounts approved in the annual budget adopted by the Board;

      (i) Enter into one or a series of transactions which would result in Change in Control (other than a Change in Control which would be an Exchange Event or a Liquidation Event) or the sale, lease, transfer or other disposition of: any Subsidiary;

any customer list; any billing or operating systems; use or ownership rights to any switch, IRU, gateway, or similar asset;

      (j) Except for (1) payment or provision of salaries and other employee compensation to officers or directors of the Corporation or any Subsidiary in an aggregate amount per person of less than $125,000 per year (other than such salaries or compensation approved by a compensation committee of the Board), and
(2) any transaction which is (A) in the ordinary course of business of the Corporation or such Subsidiary, (B) evidenced by a writing, and (C) is on terms no less favorable to the Corporation or such Subsidiary than could be obtained from an unaffiliated third party, enter into one or more transactions with (i) a shareholder of the Corporation or of any Subsidiary, (ii) a member of the immediate family of any such shareholder, or (iii) any entity controlled by, controlling or under common control with any such shareholder (the persons and entities in (i)-(iii) being referred to herein as "Related Parties") and any action permitting any Subsidiary to enter into a transaction with any one or more Related Parties;

      (k) Issue third party debt, whether or not secured, including without limitation off-balance sheet financing, capital leases and operating leases, but specifically excluding accounts receivable financing, if as a result thereof, the aggregate outstanding principal balance of all third party debt owed by the Corporation, not including trade credit extended to the Corporation in the normal course of business, would exceed U.S. $30,000,000;

      (l) Declare dividends or other distributions on outstanding capital stock of the Corporation, other than as provided in Section 2(a);

      (m) Repurchase or redeem any capital stock of the Corporation;

      (n) Dissolve or liquidate the Corporation;

      (o) Give any guarantee or indemnity, other than (i) in connection with indebtedness permitted under subsection (k) of this Section 9 and (ii) in the normal course of business in relation to the purchase or supply of goods or services;

      (p) Elect or remove the Chairman and co-Chief Executive Officer or the President and co-Chief Executive Officer; or

      (q) Take any steps to have the Corporation wound up, or voluntarily take advantage of any provisions of any applicable bankruptcy laws.

      (r) Authorize or issue, or obligate itself to issue any Junior Stock other than Common Stock or securities exercisable for or convertible into Common Stock.

      Section 10. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

      Section 11. Preemptive Rights. Each holder of capital stock of the Corporation shall have such preemptive rights as are provided for in any of the Shareholders Agreements, with all amendments, supplements, and modifications thereto or restatements thereof, to which such holder is a party.

      IN WITNESS WHEREOF, this instrument is subscribed by the undersigned.


Dated: _____________, 1997



                                          --------------------------------------
                                          Clifford Friedland
                                          Chairman

                            ARTICLES OF AMENDMENT TO

                    SECOND RESTATED ARTICLES OF INCORPORATION

                                       OF

                        LONG DISTANCE INTERNATIONAL INC.


To the Department of State
State of Florida

      Long Distance International Inc., a Florida corporation (the "Corporation"), pursuant to Section 607.1006 of the Florida Business Corporation Act,

      Does Hereby Certify:

      First: At a meeting of the Board of Directors of the Corporation on March 20, 1998, the Board of Directors duly adopted resolutions setting forth a proposed amendment of the Second Restated Articles of Incorporation of Long Distance International Inc., and declaring said amendment to be advisable and directing that the amendment be submitted to the vote of the shareholders of the Corporation by written consent in lieu of a meeting of the shareholders of the Corporation.

      Second: That all of the holders of record of the Corporation's Common Stock, Series A Preferred Stock, and the Series B Preferred Stock voting as separate classes were authorized to vote on the amendment and a majority of the holders of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock by written consent in lieu of a meeting voted in favor of the amendment with such votes being sufficient to approve the amendment.

      Third: That Article III, Section 2(b), be amended by inserting the following as subsection (3):

                  (3) Waiver; Subordination. The right of holders of Series B Preferred Stock to receive any dividend, distribution or other payment on or with respect to such Series B Preferred Stock shall be subject to such dividend, distribution or other payment being permitted by the terms of the Indenture and any claim of any such holder with respect to any payments in respect of such Series B Preferred Stock shall be subordinated in right of payment to the Notes and so long as any Notes are outstanding, no holder of Series B

      Preferred Stock shall be entitled to receive any payments from the Corporation in respect of such securities except to the extent such payment would be permitted under the Indenture.

      Fourth: That Article III, Section 5, be amended by inserting the following as subsection (m):

                  (m) Waiver; Subordination. The right of holders of Series B Preferred Stock to receive payment of the Series B Redemption Price or the Series B Required Redemption Price shall be subject to the payment of such Series B Redemption Price or Series B Required Redemption Price, as the case may be, being permitted by the terms of the Indenture and any claim of any such holder with respect to any payments in respect of such Series B Preferred Stock shall be subordinated in right of payment to the Notes and so long as any Notes are outstanding, no holder of Series B Preferred Stock shall be entitled to receive any payments from the Corporation in respect of such securities (or to request the Company to take any action) except to the extent such payment would be permitted under the Indenture.

      Fifth: That Article III, Section 9, be amended by inserting the following immediately prior to the first colon in the first clause of the section:

      "(provided that no such vote, written consent or other authorization or approval of the holders of the Series B Preferred Stock is required for the issuance and sale of the Units or any other actions taken by the Corporation in connection therewith)"

      Sixth: That Article III, Section 1, be amended by adding the following at the end of the definition of "High Yield Debt Securities":

      "Notwithstanding the foregoing, the Notes shall constitute High Yield Debt Securities."

      Seventh: (a) That Article III, Section 1, be amended by deleting the definition of "1998 Operating Shortfall";

            (b) That Article III, Section 1, be amended by deleting from the definition of "Exchange Event" the semicolon and all words thereafter.

            (c) That Article III, Section 2(b)(1), be amended by deleting from the first sentence the semicolon and all words thereafter to the end of such sentence.

            (d) That Article III, Section 5(d), be amended by deleting therefrom the semicolon and all words thereafter.

            (e) That Article III, Section 5(l), be amended by deleting the first sentence and substituting therefor the following:

            "Upon the occurrence of an Exchange Event that is not also a Redemption Event, the outstanding shares of the Series B Preferred Stock shall be redeemed by the Corporation."

      Eighth: (a) That Article III, Section 1, be amended by adding the following:

            "Indenture" shall mean the indenture relating to the Notes.

            "Notes" shall mean the Senior Notes due 2008 contemplated by the Corporation's preliminary Offering Memorandum dated March 20, 1998.

            (b) That Article III, Section 1, be amended by adding the following:

            "Units" shall mean the Units, consisting of Notes and Warrants, contemplated by the Corporation's preliminary Offering Memorandum dated March 20, 1998.

            (c) That Article III, Section 1, be amended by adding the following:

            "Warrants" shall mean the Warrants to purchase Common Stock contemplated by the Corporation's preliminary Offering Memorandum dated March 20, 1998.

      Ninth: That Article III, Section 2(a), be amended by adding the following at the end of the definition of "Specified Event" contained therein:

            "provided however, that the issuance and sale of the Units shall not constitute a Specified Event.:

      Tenth: That Article III be amended by adding the following section:

            "Section 12. Miscellaneous. Notwithstanding any terms or provisions of this Certificate of Incorporation, there shall be no limitations or prohibitions on the authority and power of the Corporation to issue and sell the Units.

      Eleventh: That Article III be amended by adding the following section:

            "Section 13. Amendments. The provisions of the Certificate of Incorporation amended by these Articles of Amendment may not be amended in a manner adverse to the holders of the Notes without the consent of the holders of a majority of the outstanding Notes. The holders of the Notes shall have the right to enforce this Section 13 directly.

      IN WITNESS WHEREOF, this instrument is subscribed by the undersigned.


Dated:  March 20, 1998



                                          --------------------------------------
                                          David Glassman
                                          President